UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 11, 2025

CONCENTRIX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39494	27-1605762
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

39899 Balentine Drive, Suite 235, Newark, California	94560
(Address of principal executive offices)	(Zip Code)

(800) 747-0583
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CNXC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On April 11, 2025 (the “Restatement Effective Date”), Concentrix Corporation (the “Company”) entered into an Amendment and Restatement Agreement (the “Amendment Agreement”) with the lenders party thereto, Bank of America, N.A., as the administrative agent, the L/C issuer and the swing line lender, and JPMorgan Chase Bank, N.A., as the existing administrative agent, the existing L/C issuer and the existing swing line lender, to amend and restate the Company’s Amended and Restated Credit Agreement dated as of April 21, 2023 (the “Existing Credit Agreement” and, as so amended and restated by the Amendment Agreement, the “Restated Credit Agreement”). The Amendment Agreement appoints Bank of America, N.A. as the Administrative Agent under the Restated Credit Agreement, as successor to JPMorgan Chase Bank, N.A., the Administrative Agent under the Existing Credit Agreement.

The Restated Credit Agreement provides for (i) an unsecured three-year term loan facility in an aggregate principal amount not to exceed $750 million (the “New Term Loan Facility”), (ii) an unsecured three-year delayed draw term loan facility in an aggregate principal amount not to exceed $250 million (the “3-Year DD Term Loan Facility”), (iii) an unsecured five-year delayed draw term loan facility in an aggregate principal amount not to exceed $500 million (the “5-Year DD Term Loan Facility”, and together with the 3-Year DD Term Loan Facility, the “Delayed Draw Term Loans”), and (iv) a senior unsecured revolving credit facility not to exceed an aggregate principal amount of $1.1 billion (the “Revolving Credit Facility”). The Restated Credit Agreement also provides for the conversion and continuation of loans in an aggregate principal amount of $750 million under the Company’s existing unsecured term loan facility pursuant to the Existing Credit Agreement into loans under an unsecured term loan facility with the same maturity as such converted and continued loans (the “Continued Term Loan Facility”). Aggregate borrowing capacity under the Restated Credit Agreement may be increased by up to an additional $500 million by increasing the amount of the revolving credit facility commitments or by incurring additional term loans, in each case subject to the satisfaction of certain conditions set forth in the Restated Credit Agreement, including the receipt of additional commitments for such increase(s).

The proceeds of the New Term Loan Facility were used to repay a portion of the outstanding term loans under the Existing Credit Agreement (with the remainder of the outstanding term loans under the Existing Credit Agreement converted and continued into the Continued Term Loan Facility), and thereafter, for general corporate purposes and any other purpose not prohibited by the Restated Credit Agreement. We intend to use the proceeds of the Delayed Draw Term Loans, when drawn, to repay in full a promissory note in the aggregate principal amount of €700 million issued by the Company to certain sellers as part of the consideration for the Company’s combination with the Webhelp business in September 2023, together with accrued interest thereon, and thereafter for general corporate purposes and any other purpose not prohibited by the Restated Credit Agreement. The Delayed Draw Term Loans under the Restated Credit Agreement must be funded no later than September 30, 2025, and the lenders’ obligation to fund the Delayed Draw Term Loans is subject to several customary conditions. The Revolving Credit Facility, subject to customary conditions, is available for general corporate purposes and any other purpose not prohibited by the Restated Credit Agreement.

The maturity date of the New Term Loan Facility and the 3-Year DD Term Loan Facility is September 30, 2028. The maturity date of the 5-Year DD Term Loan Facility and the Revolving Credit Facility is April 11, 2030, subject, in the case of the Revolving Credit Facility, to two one-year extensions upon Concentrix’ prior notice to the lenders and the agreement of the lenders to extend such maturity date. The maturity date of the Continued Term Loan Facility remains December 27, 2026.

The outstanding principal amount of each of the New Term Loan Facility and the Delayed Draw Term Loans is payable in quarterly installments in an amount equal to 1.25% of the existing principal balance of the applicable term loan, commencing on September 30, 2025, in the case of the New Term Loan Facility, and on the last day of the second full calendar quarter after the Delayed Draw Term Loans are borrowed, in the case of the Delayed Draw Term Loans, with the outstanding principal amount of the New Term Loan Facility, the Delayed Draw Term Loans, and the Continued Term Loan Facility due in full on the applicable maturity date.

Borrowings under the Restated Credit Agreement bear interest, in the case of SOFR rate loans, at a per annum rate equal to the applicable SOFR rate (but not less than 0.0%), plus an applicable margin, based on the credit ratings of Concentrix’ senior unsecured non-credit enhanced long-term indebtedness for borrowed money plus a credit spread adjustment to the SOFR rate of 0.10%. The applicable margin ranges from 1.000% to 1.500% for the New Term Loan Facility and the 3-Year DD Term Loan Facility, 1.100% to 1.600% for the 5-Year DD Term Loan Facility, 1.125% to 2.000% for the Continued Term Loan Facility, and 0.875% to 1.500% for the Revolving Credit Facility. Borrowings under the Restated Credit Agreement that are base rate loans bear interest at a per annum rate (but not less than 1.0%) equal to (i) the greatest of (A) the “prime rate” (as defined in the Restated Credit Agreement) in effect on such day, (B) the Federal Funds Rate (as defined in the Restated Credit Agreement) in effect on such day plus 0.500%, and (C) the adjusted one-month term SOFR rate plus 1.0% per annum, plus (ii) an applicable margin, based on the credit ratings of Concentrix’ senior unsecured non-credit enhanced long-term indebtedness for borrowed money. The applicable margin ranges from 0.000% to 0.500% for the New Term Loan Facility, the 3-Year DD Term Loan Facility, and the Revolving Credit Facility, 0.100% to 0.600% for the 5-Year DD Term Loan Facility, and 0.125% to 1.000% for the Continued Term Loan Facility.

The Restated Credit Agreement contains certain loan covenants that are customary for credit facilities of this type and that restrict the ability of Concentrix and its subsidiaries to take certain actions, including the creation of liens, mergers, consolidations or other fundamental changes to the nature of their business, and, solely with respect to subsidiaries of Concentrix, incurrence of indebtedness. In addition, the Restated Credit Agreement contains financial covenants that require Concentrix to maintain at the end of each fiscal quarter, (i) a consolidated leverage ratio (as defined in the Restated Credit Agreement) not to exceed 3.75 to 1.00 (or for certain periods following certain qualified acquisitions, 4.25 to 1.00) and (ii) a consolidated interest coverage ratio (as defined in the Restated Credit Agreement) no less than 3.00 to 1.00. The Restated Credit Agreement also contains various customary events of default, including payment defaults, defaults under certain other indebtedness, and a change of control of Concentrix.

As of the effective date of the Amendment Agreement, none of Concentrix’ subsidiaries guarantee the obligations under the Restated Credit Agreement.

The foregoing description of the Amendment Agreement and the Restated Credit Agreement is qualified in its entirety by reference to the full text of the Amendment Agreement and the Restated Credit Agreement attached as Annex A to the Amendment Agreement, which are filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated in this Item 1.01 by reference.

Item 2.03.    Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 8.01.    Other Events.

In connection with entering into the Amendment Agreement, on April 11, 2025, the Company, as servicer, entered into an amendment (the “Securitization Amendment”) to its accounts receivable securitization facility (as amended, the “Securitization Facility”) by and among Concentrix Receivables, Inc., a subsidiary of the Company, as borrower, PNC Bank, National Association, as administrative agent, and the group agents and the lenders party thereto. The Securitization Amendment amends certain definitions and section references in the Securitization Facility to align with the Restated Credit Agreement.

The foregoing description of the Securitization Amendment is a summary, and is qualified in its entirety by reference to the Fifth Amendment to Receivables Financing Agreement by and among Concentrix Receivables, Inc., as borrower, the Company, as servicer, the group agents and the lenders party thereto, and the administrative agent party thereto, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description

10.1	Amendment and Restatement Agreement, dated as of April 11, 2025, by and among Concentrix Corporation, the lenders party thereto, Bank of America, N.A., and JPMorgan Chase Bank, N.A.

10.2
Fifth Amendment to Receivables Financing Agreement, dated as of April 11, 2025, by and among Concentrix Receivables, Inc., as borrower, the Company, as servicer, the group agents and the lenders party thereto, and PNC Bank, National Association, as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2025	CONCENTRIX CORPORATION

	By:	/s/ Jane C. Fogarty
Jane C. Fogarty Executive Vice President, Legal